[JordenBurt Letterhead]

                                November 8, 2000

American International Life Assurance
Company of New York
80 Pine Street
New York, NY  10005

Ladies and Gentlemen:

      We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus contained in Pre-Effective Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-38324) filed by American International Life Assurance Company and Variable Account B with the Securities and Exchange Commission under the Securities Act of 1933 on or November 8, 2000.

Very truly yours,


/s/ Jorden Burt Boros Cicchetti Berenson & Johnson
Jorden Burt Boros Cicchetti Berenson & Johnson